Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, person whose signature appears below hereby constitutes and appoints Nancy Lipson and Logan H. Hennessey and each of them acting individually and with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Goldcorp Corporation (the “Corporation”) to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, including, without limitation, the power and authority (i) to sign his or her name in any and all capacities (including his or her capacity as a director and/or officer of the Corporation) to the Registration Statement on Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), to be filed with the Commission registering the offers to exchange any and all outstanding 3.625% Notes due 2021 for newly issued and registered 3.625% Notes due 2021, any and all outstanding 3.700% Notes due 2023 for newly issued and registered 3.700% Notes due 2023, and any and all outstanding 5.450% Notes due 2044 for newly issued and registered 5.450% Notes due 2044, (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.  This Power of Attorney may be signed in several counterparts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed these presents in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Gary J. Goldberg	Chief Executive Officer and Director	June 27, 2019
Gary J. Goldberg	(Principal Executive Officer)

/s/ Nancy K. Buese	Executive Vice President and Chief Financial	June 27, 2019
Nancy K. Buese	Officer (Principal Financial Officer)

/s/ John W. Kitlen	Vice President, Controller and Chief Accounting	June 27, 2019
John W. Kitlen	Officer (Principal Accounting Officer)

/s/ Noreen Doyle	Non-Executive Chair	June 27, 2019
Noreen Doyle

/s/ Gregory H. Boyce	Director	June 27, 2019
Gregory H. Boyce

/s/ Bruce R. Brook	Director	June 27, 2019
Bruce R. Brook

/s/ J. Kofi Bucknor	Director	June 27, 2019
J. Kofi Bucknor

/s/ Veronica M. Hagen	Director	June 27, 2019
Veronica M. Hagen

/s/ Sheri E. Hickok	Director	June 27, 2019
Sheri E. Hickok

/s/ René Médori	Director	June 27, 2019
René Médori

/s/ Jane Nelson	Director	June 27, 2019
Jane Nelson

/s/ Julio M. Quintana	Director	June 27, 2019
Julio M. Quintana

/s/ Joseph A. Carrabba	Director	June 27, 2019
Joseph A. Carrabba

/s/ Molly P. Zhang	Director	June 27 2019
Molly P. Zhang